Exhibit 5.1

August 8, 2019

BioTime, Inc.

1010 Atlantic Avenue, Suite 102
Alameda, California, 94501

Ladies and Gentlemen:

I am the General Counsel & Corporate Secretary of BioTime, Inc. (the “Company”).

You have requested my opinion with respect to certain matters in connection with the preparation and filing by BioTime, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), that registers 8,000,000 common shares of the Company, no par value per share (the “Shares”), which may be issued from time to time pursuant to the Company’s 2012 Equity Incentive Plan (the “Plan”). This opinion is being furnished in connection with the requirements of Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

I have examined the Registration Statement, the Company’s Restated Articles of Incorporation, as amended, the Company’s Amended and Restated Bylaws, the Plan and the originals or copies certified to my satisfaction, of such other records, documents, certificates, memoranda and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. With respect to the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as copies thereof. The opinion herein is limited to matters governed by the California Corporations Code.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients, assuming in each case that the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid and nonassessable.

I consent to your filing this opinion as an exhibit to the Registration Statement.

Respectfully,

/s/ Chase C. Leavitt
Chase C. Leavitt